UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 19, 2016
Artisan Partners Asset Management Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35826	45-0969585
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

875 E. Wisconsin Avenue, Suite 800 Milwaukee, WI 53202
(Address of principal executive offices and zip code)

(414) 390-6100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.
(a)The 2016 annual meeting of stockholders of Artisan Partners Asset Management Inc. (the “Company”) was held on May 19, 2016.
(b)The results of the matters submitted to a stockholder vote at the annual meeting were as follows:
1.Election of Directors: Each of the seven nominees was re-elected.

Nominees	For	Withheld	Broker Non-Votes
Matthew R. Barger	135,785,760	768,201	1,472,913
Seth W. Brennan	134,797,347	1,756,614	1,472,913
Eric R. Colson	134,390,920	2,163,041	1,472,913
Tench Coxe	134,875,615	1,678,346	1,472,913
Stephanie G. DiMarco	136,263,501	290,460	1,472,913
Jeffery A. Joerres	134,824,356	1,729,605	1,472,913
Andrew A. Ziegler	136,326,639	227,322	1,472,913
2.Advisory Vote on 2015 Executive Compensation: Approved.

For	Against	Abstain	Broker Non-Votes
110,683,116	25,818,694	52,151	1,472,913

3.Advisory Vote on the Frequency of Executive Compensation Advisory Votes: Every Three Years.

1 year	2 years	3 years	Abstain
26,962,318	591,395	108,948,791	51,457

4.Amended and Restated Artisan Partners Asset Management Inc. Bonus Plan: Approved.

For	Against	Abstain	Broker Non-Votes
134,913,447	1,587,698	52,816	1,472,913

5.Ratification of the Appointment of the Independent Registered Public Accounting Firm: Approved.

For	Against	Abstain
137,664,744	308,157	53,973

For more information about the foregoing proposals and annual meeting, see the Company’s proxy statement dated April 4, 2016.
(d)     Our board of directors currently intends to hold executive compensation advisory votes every three years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 23, 2016

Artisan Partners Asset Management Inc.

By:	/s/ Sarah A. Johnson
Name:	Sarah A. Johnson
Title:	Executive Vice President, Chief Legal Officer and Secretary